Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Earthstone Energy, Inc. of our report dated May 21, 2021 relating to the consolidated and combined financial statements of Tracker Resource Development III, LLC and its subsidiaries and TRD III Royalty Holdings (TX), LP as of and for the years ended December 31, 2020 and 2019, appearing in Form 8-K dated July 23, 2021. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statement on Form S-3.

/s/ Plante & Moran, PLLC

November 5, 2021
Denver, Colorado

ACCOUNTANT’S ACKNOWLEDGEMENT

We acknowledge the inclusion by reference in the Registration Statement on Form S-3 of Earthstone Energy, Inc. of our report dated May 21, 2021 relating to the consolidated and combined financial statements of Tracker Resource Development III, LLC and its subsidiaries and TRD III Royalty Holdings (TX), LP as of March 31, 2021 and for the three-month periods ended March 31, 2021 and 2020, appearing in Form 8-K dated July 23, 2021.

/s/ Plante & Moran, PLLC

November 5, 2021
Denver, Colorado

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Earthstone Energy, Inc. of our report dated May 20, 2021 relating to the statements of revenues and direct operating expenses of the SEG-TRD LLC and SEG-TRD II LLC Properties for the years ended December 31, 2020 and 2019, appearing in Form 8-K dated July 23, 2021. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statement on Form S-3.

/s/ Plante & Moran, PLLC

November 5, 2021
Denver, Colorado
3